Exhibit 4.5

FOSSIL GROUP, INC.

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 19, 2025

To

INDENTURE

Dated as of November 8, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and between FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL (UK) GLOBAL SERVICES LTD., a company incorporated in England and Wales (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), is made and entered into as of this 19 day of September, 2025.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of November 8, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 8, 2021, among the Company and Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to the Company’s 7.00% Senior Notes due 2026 (the “Notes”);

WHEREAS, Section 9.01(c) of the Base Indenture provides that the Company, when authorized by a Board Resolution of the Company, and the Trustee may amend or supplement the Indenture or the Notes without notice or the consent of any Holders to provide for any Guarantees of Securities of any series;

WHEREAS, the Company requests the Trustee to join it in the execution and delivery of this Supplemental Indenture, and, in accordance with Sections 9.06, 11.04 and 11.05 of the Base Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

GUARANTEE

Section 1.01. Guarantee. Subject to this Article I, Fossil (UK) Global Services Ltd. (the “Guarantor”) hereby irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, this Supplemental Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that (a) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, including for expenses, indemnification or otherwise, shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all of the foregoing being hereinafter collectively called the “Guarantor Obligations”). Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same promptly. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the Obligations of the Company hereunder and under the Notes).

The Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 1.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantor, then any amount paid either to the Trustee or such Holder, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of this Supplemental Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article V of this Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee. The Guarantor shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Until released in accordance with Section 1.04, the Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should any of the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the

Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without setoff, counter-claim, reduction or diminution of any kind or nature.

Section 1.02. Limitation on Liability. The Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article VII, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 1.03. Subrogation. Until its Guarantee is terminated in accordance with Section 1.04, the Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby; provided that, if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 1.04. Benefits Acknowledged. The Guarantor acknowledges that it receives direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantees and waivers made are knowingly made in contemplation of such benefits.

Section 1.05. Release of Guarantees. The Guarantee by the Guarantor shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by the Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(1) any sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (a) the Capital Stock of the Guarantor, after which the Guarantor is no longer a Subsidiary, or (b) all or substantially all of the assets of the Guarantor (including to the Company), in each case if such sale, exchange, issuance, disposition or transfer is made in compliance with the applicable provisions of this Indenture;

(2) (a) the exercise by the Company of its Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII of the Base Indenture or (b) the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture;

(3) the merger, amalgamation or consolidation of the Guarantor with and into the Company or another subsidiary of the Company, or upon the liquidation or dissolution of the Guarantor; or

(4) as described under Article IX (Amendments) of the Base Indenture.

The Trustee, at the Company’s expense, shall execute any documents reasonably requested by the Company in order to evidence the release of the Guarantor from its obligations under its Guarantee; provided that prior to executing such documents, the Trustee shall be entitled to receive from the Company an Officer’s Certificate and an Opinion of Counsel compliant with Section 11.04 of the Base Indenture to the effect that the conditions precedent to such release have been satisfied. Any failure by the Trustee to execute such documents shall, however, not affect the automatic release and discharge of the Guarantee and the other obligations of any Guarantor as contemplated by the foregoing provisions of this Section 1.04.

ARTICLE II

AMENDMENTS TO THE NOTES

Section 2.01. Amendments to the Notes. Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be deemed to be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture.

ARTICLE III

AGREEMENT TO BE BOUND; GUARANTEE

Section 3.01. Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 3.02. Guarantee. The Guarantor agrees to fully, unconditionally and irrevocably guarantee to each Holder of the Notes and the Trustee, the Guarantor Obligations pursuant to Article I of this Supplemental Indenture on a senior unsecured basis.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 4.02. Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 4.03. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.05. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.06. Successors. All agreements of the Company and the Guarantor in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 4.07. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.08. The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Transactions, the consents of the Holders of the Notes, any document used in connection with the solicitation of consents or the Transactions, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.

Section 4.09. Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.

Section 4.10. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 4.11. Severability. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

FOSSIL GROUP, INC.

By:	/s/ Randy Hyne
Name: Randy Hyne
Title: Chief Legal Officer and Secretary

GUARANTOR:

FOSSIL (UK) GLOBAL SERVICES LTD.

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Director

[Signature Page to Second Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
Name: Terence Rawlins
Title: Vice President

[Signature Page to Second Supplemental Indenture]